Exhibit 23.2
[PricewaterhouseCoopers Zhong Tian CPAs Limited Company letterhead]
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 29, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in 51job, Inc.’s Annual Report on Form 20-F for the year ended December 31, 2008.
/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company
PricewaterhouseCoopers Zhong Tian CPAs Limited Company
Shanghai, the People’s Republic of China
November 9, 2009